UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2020

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 12, 2020, Delta Air Lines, Inc. (“Delta,” “we, “us” or our”) completed a public offering of $1,250,000,000 in aggregate principal amount of our 7.375% Notes due 2026 (the “Notes”). The Notes were registered under the Securities Act of 1933, as amended, pursuant to an automatic shelf registration statement on Form S-3 (File No. 333-238725) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on May 27, 2020, and a related prospectus, including a prospectus supplement dated June 10, 2020, filed with the Commission.

The Notes were issued under an indenture, dated as of March 6, 2017 (the “Base Indenture”), as supplemented by that certain Fifth Supplemental Indenture, dated June 12, 2020 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each between the Company and U.S. Bank National Association, as trustee. The Base Indenture was filed as Exhibit 4.1 to the Registration Statement and is incorporated herein by reference. The Supplemental Indenture is filed herewith as Exhibit 4.1 and incorporated herein by reference.

The Notes are our direct, unsecured and unsubordinated obligations. The Notes rank pari passu, or equal, in right of payment, with all of our other unsubordinated indebtedness and senior in right of payment to all of our future subordinated debt. We will pay interest on the Notes semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2021.

The Indenture contains certain covenants that, among other things, limit our ability to incur liens securing indebtedness for borrowed money or capital leases and engage in mergers and consolidations or transfer all or substantially all of our assets, in each case subject to a number of important exceptions as specified in the Indenture. The Indenture also contains event of default provisions consistent with those in our recent unsecured debt offerings.

We may redeem the Notes at our option at any time prior to December 15, 2025 (one month prior to the maturity date of the Notes), in whole or in part, at the redemption price set forth in the Supplemental Indenture, plus accrued and unpaid interest thereon to the date of redemption. At any time on or after December 15, 2025 (one month prior to the maturity date of the Notes), we may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption. If we experience a Change of Control (as defined in the Supplemental Indenture) and a ratings decline of the Notes by two of the Ratings Agencies (as defined in the Supplemental Indenture) to a rating below investment grade within a certain period of time following a Change of Control or public notice of the occurrence of a Change of Control, we must offer to repurchase such series at a price equal to 101% of the principal amount of such series, plus accrued and unpaid interest thereon to the repurchase date.

The form of the Notes issued pursuant to the Indenture is filed herewith as Exhibit 4.2. The foregoing descriptions of the Notes, the Base Indenture and the Supplemental Indenture are summaries only and are qualified in their entirety by reference to the full text of such documents. The Supplemental Indenture and the forms of the Notes are also filed with reference to, and are hereby incorporated by reference into, the Registration Statement.

Item 8.01	Other Events.

On June 10, 2020, Delta entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as the representatives of the several underwriters named therein (the “Underwriters”), in connection with the issuance and sale of the Notes. The Underwriting Agreement includes representations, warranties and covenants, including an agreement to indemnify the Underwriters against certain liabilities, consistent with those in our recent unsecured debt offerings. The Underwriting Agreement is filed herewith as Exhibit 1.1 and incorporated herein by reference. The foregoing description of the Underwriting Agreement is a summary only and is qualified in its entirety by reference to the full text of such document. The Underwriting Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

In connection with the offering of the Notes, we are filing certain legal opinions relating to the offering as Exhibits 5.1 and 5.2 to this Current Report on Form 8-K, which legal opinions are incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 1.1	Underwriting Agreement, dated June 10, 2020, by and among Delta Air Lines, Inc., Goldman Sachs & Co., LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein

Exhibit 4.1	Fifth Supplemental Indenture, dated as of June 12, 2020, between Delta Air Lines, Inc. and U.S. Bank National Association, as Trustee

Exhibit 4.2	Form of Delta Air Lines, Inc. 7.375% Notes due 2026 (included in Exhibit 4.1)

Exhibit 5.1	Opinion of Kilpatrick Townsend & Stockton LLP

Exhibit 5.2	Opinion of Alan T. Rosselot, Esq., Assistant General Counsel of Delta Air Lines, Inc.

Exhibit 23.1	Consent of Kilpatrick Townsend & Stockton LLP (included in Exhibit 5.1)

Exhibit 23.2	Consent of Alan T. Rosselot, Esq., Assistant General Counsel of Delta Air Lines, Inc. (included in Exhibit 5.2)

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

	By:	/s/ Paul A. Jacobson
Paul A. Jacobson
Date: June 12, 2020		Executive Vice President & Chief Financial Officer